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                                 EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Avitar, Inc.
Wallingford, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements filed on Forms S-3 and S-8 in 1996 of our report dated November 15, 1996, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue in business.

BDO Seidman, LLP

New York, New York
January 8, 1997

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